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                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant
                        ------------------------------


          Mac-Gray Investments, Inc., a Delaware corporation

          Mac-Gray Services, Inc., a Delaware corporation

          R. Bodden Coin-Op-Laundry, Inc., a Florida corporation

          Sun Services of America, Inc., a Delaware corporation which does business under its own name and under the following names:

               Atlantic Coin Laundry
               Bay & Gulf Laundry Equipment
               Coin Laundry Leasing
               Coin Operated Apartment Laundries
               H & H Laundry Equipment
               Hicks Laundry Equip-Leasing
               Hicks Laundry Equipment
               Hicks Laundry Supplies
               JMN Laundry Equipment
               Keewes Laundry Services
               Laundry Concessions
               Laundry Leasing Services
               M & M Laundry Equipment
               Rainbow Laundry Leasing
               Sun Services